Exhibit 99.2

Amendment No. 1 to

the Securities Purchase Agreement

Amendment No. 1 (this “Amendment”), dated as of March 28, 2008, to the Securities Purchase Agreement, dated as of March 18, 2008 (the “Purchase Agreement”), by and among CVCIGP II Jersey Investment L.P., a limited partnership organized under the laws of the State of Delaware (the “Purchaser”), Warburg, Pincus Equity Partners, L.P., a limited partnership organized under the laws of the State of Delaware, Warburg, Pincus Netherlands Equity Partners I, C.V., a limited partnership organized under the laws of the Netherlands, Warburg, Pincus Netherlands Equity Partners III, C.V., a limited partnership organized under the laws of the Netherlands, Warburg, Pincus Ventures International, L.P. , a limited partnership organized under the laws of Bermuda, and Warburg, Pincus Ventures, L.P., a limited partnership organized under the laws of the State of Delaware and, for purposes of Section 4.02 only, Dr. Henry Kressel. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement.

WHEREAS, Section 5.03 of the Purchase Agreement provides for the amendment of the Purchase Agreement in accordance with the terms set forth therein; and

WHEREAS, the parties hereto desire to amend the Purchase Agreement as set forth below; and

NOW, in consideration of the premises and agreements herein contained and intending to be legally bound hereby, the parties hereby agree as follows:

1.           Section 4.02 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

Section 4.02. Board Matters. The Selling Shareholders agree to cause Dr. Henry Kressel not to, and Dr. Kressel hereby agrees not to, seek or accept or cause any other representative of the Selling Shareholders to seek or accept any nomination for election to the Board at the Company’s 2008 annual meeting. If the Company’s 2008 annual meeting is not held on or prior to July 1, 2008, the Selling Shareholders shall cause Dr. Kressel to, and Dr. Kressel hereby agrees to, deliver a letter of resignation from Dr. Kressel’s position as a member of the Board within three Business Days following such date.

2.           Except as expressly amended hereby, the Purchase Agreement is in all respects ratified and confirmed and all terms and provisions of the thereof shall continue in full force and effect.

3.           This Amendment shall form part of the Purchase Agreement for all purposes, and each party thereto and hereto shall be bound hereby.

4.           From and after the execution of this Amendment by the parties hereto, any reference to the Purchase Agreement shall be deemed a reference to the Purchase Agreement as amended hereby.

5.            This Amendment may be executed in two or more counterparts (including by facsimile), each of which shall be deemed an original, but all of which shall constitute the same instrument.

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

CVCIGP II JERSEY INVESTMENT LP

By: Citigroup Venture Capital International Investment G.P. Limited, as General Partner

By: /s/ Peter Byrne

Name: Peter Byrne

Title: Alternate Director

WARBURG, PINCUS EQUITY PARTNERS, L.P.

By: Warburg Pincus Partners LLC, as General Partner

By: Warburg Pincus & Co., its Managing Member

By: /s/ Henry Kressel

Name:	Henry Kressel
Title:	Partner

WARBURG, PINCUS VENTURES INTERNATIONAL, L.P.

By: Warburg Pincus Partners LLC, as General Partner

By: Warburg Pincus & Co., its Managing Member

By: /s/ Henry Kressel

Name:	Henry Kressel
Title:	Partner

WARBURG, PINCUS VENTURES, L.P.

By: Warburg Pincus Partners LLC, as General Partner

By: Warburg Pincus & Co., its Managing Member

By:/s/ Henry Kressel

Name:	Henry Kressel
Title:	Partner

[Amendment Signature Page]

WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS I, C.V.

By: Warburg Pincus Partners LLC, as General Partner

By: Warburg Pincus & Co., its Managing Member

By: /s/ Henry Kressel

Name:	Henry Kressel
Title:	Partner

WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS III, C.V.

By: Warburg Pincus Partners LLC, as General Partner

By: Warburg Pincus & Co., its Managing Member

By: /s/ Henry Kressel

Name:	Henry Kressel
Title:	Partner

/s/ Henry Kressel

Dr. Henry Kressel